Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Daniel McKinney, the President and Chief Executive Officer of Asia Properties, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of Asia Properties, Inc., for the year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of Asia Properties, Inc.

Date: 19 June 2013

/s/ Daniel McKinney
Daniel McKinney
President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Asia Properties, Inc. and will be retained by Asia Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.